As filed with the Securities and Exchange Commission on January, 19 2001

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           Chester Valley Bancorp Inc.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                                  Pennsylvania
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   23-2598554
                        ---------------------------------
                        (IRS Employer Identification No.)

                  100 E. Lancaster Avenue, Downington, PA 19335
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Chester Valley Bancorp Inc. 1997 Stock Option Plan, as amended
        ----------------------------------------------------------------
                            (Full title of the plan)

                                Donna M. Coughey,
                      President and Chief Executive Officer
                           Chester Valley Bancorp Inc.
                             100 E. Lancaster Avenue
                              Downington, PA 19335
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (610) 269-9700
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            David S. Petkun, Esquire
                               Cozen and O'Connor
                               1900 Market Street
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 665-4634

================================================================================


                                           CALCULATION OF REGISTRATION FEE

=======================================================================================================================

        Title of
       Securities               Amount to           Proposed Maximum       Proposed Maximum          Amount of
         to be                     be                Offering Price       Aggregate Offering        Registration
       Registered              Registered              per Share               Price *                  Fee
       ----------              ----------              ---------               -------                  ---
Common Stock, par value        315,000                 $17.50                  $5,512,500               $1, 378.13
    $1.00 per share            shares
----------------------------------------------------------------------------------------------------------------------

(*) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of a share of Common Stock at January 16, 2001, which was $17.50 per share.

The approximate date of proposed sale to the public will be from time to time upon exercise of options granted pursuant to the 1997 Stock Option Plan, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

        The  following   documents   filed  with  the  Securities  and  Exchange
Commission are incorporated into this Registration Statement by reference:

        (a)     Our annual report on Form 10-K for the year ended June 30, 2000;

        (b) Our quarterly report on Form 10-Q for the quarter ended September 30, 2000;

        (c)     The   description   of  our  common   stock   contained  in  our
                Registration Statement on Form S-4 (File No. 33-30433) filed with the Commission on August 10, 1989.

        All documents we file after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed incorporated by reference and to be a part of this Registration Statement from the date the documents are filed.

        Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes the statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Company's Bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law. Statutory authority for such indemnification is contained in Subchapter D of the Pennsylvania Business Corporation Law of 1988 (as amended).

        Reasonable expenses incurred by an officer, director, employee or agent of the Company in defending a civil or criminal action, suit or proceeding described above may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

        The duties of the Company to indemnify and to advance expenses to any person shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of the Bylaws shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

        The Company shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The exhibits required by Item 601 of Regulation S-K and this item are listed in the Exhibit Index at Page E-1, all of which are incorporated herein by reference.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downington, Commonwealth of Pennsylvania on January 17, 2001.

                                 CHESTER VALLEY BANCORP INC.



                                 By:        /s/ Donna M. Coughey
                                    -----------------------------------------
                                    Donna M. Coughey
                                    President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                           Date

/s/ Donna M. Coughey
-----------------------------           Director, President and          January 17, 2001
Donna M. Coughey                        Chief Executive Officer          -----------------


/s/ Edward T. Borer                      Director                        January 17, 2001
-----------------------------                                            -----------------
Edward T. Borer


/s/ Robert J. Bradbury
-----------------------------            Director                        January 17, 2001
Robert J. Bradbury                                                       -----------------



/s/ John J. Cunningham, III
-----------------------------            Director                        January 17, 2001
John J. Cunningham, III                                                  -----------------


/s/ Gerard F. Griesser
-----------------------------            Director                        January 17, 2001
Gerard F. Griesser                                                       -----------------


/s/ James E. McErlane
-----------------------------            Director                        January 17, 2001
James E. McErlane                                                        -----------------


/s/ Richard L. Radcliff
-----------------------------            Director                        January 17, 2001
Richard L. Radcliff                                                      -----------------


/s/ Emory S. Todd, Jr.
-----------------------------            Director                        January 17, 2001
Emory S. Todd, Jr.                                                       -----------------


/s/ William M. Wright
-----------------------------            Director                        January 17, 2001
William M. Wright                                                        -----------------


/s/ Albert S. Randa                      Treasurer, Chief Financial
-----------------------------            Officer and Chief Accounting    January 17, 2001
Albert S. Randa                          Officer                         -----------------


                                  EXHIBIT INDEX

Number     Description                                     Method of Filing
------     -----------                                     ----------------
  4        Chester Valley Bancorp Inc. 1997 Stock
           Option Plan, as amended                         Filed herewith

  5        Opinion of Cozen and O'Connor                   Filed herewith

23.1       Consent of KPMG LLP                             Filed herewith

23.2       Consent of Cozen and O'Connor                   Included in Exhibit
                                                           5 above.



                                      E-1